February 29, 1996



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.   20549

        Re: United of Omaha Life Insurance Company
            United of Omaha Separate Account C
            Form N-4, File No. 33-89848

Commissioners:

        I hereby consent to the reference of my name under the caption "Legal Matters" in the prospectus contained in this post-effective amendment No. 1 to the registration statement on Form N-4 filed by United of Omaha Life Insurance Company on behalf of United of Omaha Separate Account C (File No. 33-89848) with the Securities and Exchange Commission.

                             Sincerely,

                             \s\ Lawrence F. Harr

                             Lawrence F. Harr
                             Executive Vice President and
                                Executive Counsel
                             Mutual of Omaha Companies
                             Mutual of Omaha Plaza, 3-Law
                             Omaha, NE   68175-1008